INDEPENDENT AUDITORS' CONSENT

To the Board of Trustees and Shareholders of First Trust Value Line(R)100 Fund:

We consent to the use in this Amendment No. 2 to Registration Statement No. 333-104680 of First Trust Value Line(R) 100 Fund on Form N-2 of our report dated June 11, 2003, appearing in the Statement of Additional Information, which is part of such Registration Statement. We also consent to the reference to us under the caption "Experts" in the Statement of Additional Information.



Deloitte & Touche LLP
Chicago, Illinois
June 11, 2003